EXHIBIT 10.33

AGREEMENT

This Agreement (this “Agreement”), dated as of May 23, 2013, is entered into by and among Heat Biologics, Inc., a Delaware corporation (the “Company”), and the several undersigned purchasers (individually, a “Purchaser” and collectively, the “Purchasers”).  Certain capitalized terms used herein are defined in the Series B Preferred Stock Purchase Agreement (the “SPA”), dated as of March 25, 2013, entered into by and among the Company and the Purchasers.

RECITALS

A.

WHEREAS, the Company and the Purchasers are parties to the SPA, pursuant to which the Purchasers acquired shares of Series B-1 Preferred Stock, par value $0.0001 per share, and committed to make an additional investment in the Company and acquire shares of Series B-2 Preferred Stock and warrants upon fulfillment of certain conditions set forth in the SPA.

B.

WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission for its initial public offering of its common stock (the “IPO”) for which Aegis Capital Corp. (“Aegis”) is acting as the representative of the underwriters.

C.

WHEREAS, to facilitate the IPO, the Company has requested that certain amendments be made to the SPA.

D.

WHEREAS, the Purchasers desire to facilitate the IPO and approve and effect the requested changes.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and to facilitate the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.

Notwithstanding anything to the contrary that may be contained in the SPA, each Purchaser’s obligation to acquire, and the Company’s obligation to issue, Series B-2 Shares and Warrants under the SPA shall  hereby be terminated effective immediately and automatically upon  the consummation of a Qualified Public Offering (as defined in the Company’s Third Amended and Restated Certificate of Incorporation), and any provisions of the SPA providing for or otherwise contemplating the acquisition or issuance of the Series B-2 Shares or Warrants shall be deemed to have no further force or effect, ab initio,  regardless of whether or not any stated or otherwise contemplated condition to their acquisition or issuance is met at a future date.  In consideration thereof, the Company hereby agrees to issue to the Purchasers, on a pro rata basis, based on their respective shares of Series B-1 Preferred Stock so owned, upon the consummation of a Qualified Public Offering, a number of shares of common stock having an aggregate value equal to $361,668, to be calculated based upon the initial public offering price in the Qualified Public Offering.

2.

Each Purchaser shall execute a lock up agreement provided by Aegis in the form attached hereto as Exhibit A.

3.

The SPA and the exhibits and schedules thereto, as amended by this Agreement, contains the entire agreement between the parties hereto regarding the subject matter thereof, and there are no agreements, warranties or representations which are not set forth therein or herein.  This

Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

4.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.

5.

This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that neither this Agreement nor any of the rights hereunder may  be assigned by any of the Purchasers  hereto without the prior written consent of the Company .

6.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.

In the event of any conflict between the terms or provisions of this Agreement and the SPA, then this Agreement shall prevail in all respects.

8.

Notwithstanding anything contained herein to the contrary, in the event a Qualified Public Offering is not consummated on or before December 31, 2013, this Agreement shall terminate and be of no force or effect whatsoever (i.e., the rights and obligations of the parties shall be as though this Agreement never existed).

HEAT BIOLOGICS, INC.

By:  ______________________

Name: Jeff Wolf

Title: President

PURCHASER:

_____________________________________

INSERT NAME OF PURCHASER

By:

______________________________

Name:

Title:

Number of Shares held by Purchaser and Class of Preferred Stock held ______________________